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                                                                 Exhibit 4.03(b)

                  AMENDED AND RESTATED SECURED PROMISSORY NOTE

$7,250,000.00                                             Dated:  March 18, 2003


     FOR VALUE RECEIVED, the undersigned (collectively and individually "Borrower") hereby promises to pay to DVI Business Credit Corporation or its assignee (the "Holder") or order, the principal sum of Seven Million Two Hundred Fifty Thousand Dollars ($7,250,000.00) or such amount thereof as may be from time to time advanced hereunder and pursuant to the terms of that certain Loan and Security Agreement dated as of December 15, 2000 between Holder as Lender, and Borrower as Borrower (as amended by that certain Amendment No. 1 dated July 19, 2002, Amendment No. 2 dated of even date herewith and as may be hereafter amended from time to time, the "Agreement"), with interest on the unpaid principal balance from time to time outstanding until paid at the fluctuating rate of interest provided in the Agreement; computed on the basis of a 360-day year and actual days elapsed, until paid. Interest shall be payable on the first of each month this Note is outstanding in accordance with the terms of the Agreement, with all unpaid principal and interest due and payable in full on the expiration of the term of the Agreement. Capitalized terms used but not defined herein shall have the meanings given them in the Agreement.

     If any part of the interest due on this Note is not paid when due, it shall be added to the principal amount of this Note and thereafter bear interest at the rate provided in the Agreement. If the specified interest rate shall at any time exceed the maximum allowed by law, then the applicable interest rate shall be reduced to the maximum allowed by law.

     1. Borrower may only have the right to prepay or terminate this Note if and when such right is expressly provided for in the Agreement.

     2. Principal and interest shall be payable to Holder at 2500 York Road, Jamison, PA 18929, or such other place as the Holder may, from time to time in writing, appoint.

     3. This Note is made pursuant to, and secured by, the Collateral and the Agreement. This Note is also secured by all of the other Loan Documents. The Agreement and the other Loan Documents create a lien on and security interest in the Collateral. The Agreement and the other Loan Documents are hereby incorporated by reference in and made a part of this Note.

     4. The occurrence of any Event of Default shall, at the election of the Holder, make the entire unpaid balance of the principal amount of this Note and accrued interest immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

     5. Failure of the Holder to exercise the acceleration option of paragraph 4 of this Note on the occurrence of any of the events enumerated therein shall not constitute waiver of the right to exercise such option on the subsequent occurrence of any of the events enumerated therein.

     6. Principal and interest shall be payable in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. Borrower waives presentment, demand for payment, notice of nonpayment, protest and notice of protest, and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note. Borrower consents to any and all assignments of this Note, extensions of time, renewals and waivers that may be made or granted by the Holder. Borrower expressly agrees that such assignments, extensions of time, renewals or waivers shall not affect Borrower's liability. Borrower agrees that Holder may, without notice to Borrower and without affecting the liability of Borrower, accept additional or substitute security for this Note, release any security or any


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party liable for this Note or extend or renew this Note. Borrower may not assign any of its rights or delegate any of its obligations under this Note. Any such assignment or delegation by Borrower shall be void.

     7. Upon or after and during the continuance of any Event of Default, in addition to any and all other remedies available to Holder, the outstanding principal balance of this Note shall bear interest at a variable rate per annum equal to the Default Interest Rate until the principal balance of this Note is paid in full.

     8. If action be instituted on this Note (including without limitation, any proceedings for collection hereof in any bankruptcy or probate matter or case), or if proceedings are commenced on or under any of the Loan Documents, Borrower promises to pay the Holder all costs of collection and enforcement including, without limitation, reasonable attorneys' fees.

     9. Any and all notices or other communications or payments required or permitted to be given hereunder shall be effective when received or refused if given or rendered in writing, in the manner provided in the Agreement.

     10. This Note shall inure to the benefit of the Holder's successors and assigns. References to the "Holder" shall be deemed to refer to the holder(s) of this Note at the time such reference becomes relevant.

     11. If any term, provision, covenant, or condition of this Note is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of this Note shall remain in full force and effect to the greater extent permitted by law and shall in no other way be affected, impaired or invalidated.

     12. Nothing contained herein or in any Loan Document shall be deemed to prevent recourse to and the enforcement against Borrower and the Collateral of all liabilities, obligations and undertakings contained herein and in the Loan Documents.

     13. This Note amends and restates in its entirety that certain Secured Promissory Note, dated December 15, 2000 made by Borrower in favor of Holder, as may have been amended from time to time; and the undersigned each confirm that all of the Collateral pledged to Holder as security for the obligations of Borrower thereunder continues to be and shall be Collateral for the obligations of Borrower, hereunder.

     14. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF CALIFORNIA AND BORROWER AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS IN THE STATE OF CALIFORNIA.



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     IN WITNESS WHEREOF, Borrower has executed this Note by their duly authorized officers in favor of Lender intending to be legally bound effective as of the date first above written.

BORROWER:                              BORROWER:
OCCUPATIONAL HEALTH +                  OCCUPATIONAL HEALTH PHYSICIANS OF
REHABILITATION INC,                    NEW JERSEY, P.A., A NEW JERSEY
A DELAWARE CORPORATION                 PROFESSIONAL SERVICE CORPORATION

By:  /s/ Keith G. Frey                 By: /s/ Keith G. Frey
     ------------------------------    -----------------------------------
Print Name: Keith G. Frey              Print Name: Keith G. Frey
Title: CFO                             Title: Vice President


BORROWER:                              BORROWER:
CM OCCUPATIONAL HEALTH, LIMITED        OHR-SSM, LLC, A MISSOURI LIMITED
LIABILITY COMPANY, A MAINE LIMITED     LIABILITY COMPANY
LIABILITY COMPANY
                                       By: Occupational Health +
By: Occupational Health +                  Rehabilitation Inc, A Delaware
Rehabilitation Inc, A Delaware             Corporation, its Member and Manager
Corporation, Its Member and Manager
                                       By: /s/ Keith G. Frey
By: /s/ Keith G. Frey                  -----------------------------------
    -------------------------------    Print Name: Keith G. Frey
Print Name: Keith G. Frey              Title: CFO
Title: CFO



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GUARANTOR ACKNOWLEDGEMENT:

The undersigned acknowledges that Lender has no obligation to provide it with notice of, or to obtain its consent to, the terms of the foregoing Amended and Restated Secured Promissory Note. The undersigned nevertheless acknowledges as of March 18, 2003 and agrees to the terms and conditions of this Note and acknowledges that its Guaranty remains fully valid, binding and enforceable against it in accordance with its terms.

GUARANTOR:                             GUARANTOR:
SPORTS MEDICINE SYSTEMS PHYSICAL       OCCUPATIONAL HEALTH PHYSICIAN OF
THERAPY, INC.                          NEW YORK, P.C.

By: /s/ Matthew D. Flynn               By: /s/ William B. Patterson
    -------------------------------    -----------------------------------
Print Name: Matthew D. Flynn           Print Name: William B. Patterson, MD
Title: President                       Title: President

GUARANTOR:                             GUARANTOR:
OCUPATIONAL HEALTH PHYSICIANS, INC.    OHP-VT, INC.

By:  /s/ Dana Sparhawk                 By: /s/ William Mercia
     ------------------------------        -------------------------------
Print Name: Dana Sparhawk              Print Name: William Mercia, MD
Title: President                       Title: Secretary